EX-4.10                  SUBORDINATED, CONVERTIBLE NOTE AND WARRANTS AGREEMENT

                      5G WIRELESS COMMUNICATIONS, INC.
                                  FORM OF
          SUBORDINATED, CONVERTIBLE NOTE AND WARRANTS AGREEMENT

     THIS NOTE AND WARRANTS AGREEMENT (this "Agreement"), dated
___________, is entered into by and among 5G Wireless Communications, Inc., a Nevada corporation (the "Company"), and
________________________________ ("Purchaser")

     WHEREAS, Purchaser has lent the Company, an aggregate amount of ____________ Dollars ($__________).

     WHEREAS, the Company desires to issue a convertible promissory note (the "Note") to Purchaser. The Note is subordinated to the Company's Senior Indebtedness (as defined herein) and may, in lieu of repayment, be converted into equity in the Company.

     WHEREAS, the Company wishes to grant Purchaser warrants (the "Warrants") entitling him to purchase of _______________ Dollars ($__________) of the Company's common stock, par value $0.001 ("Common Stock") or capital stock sold in an Equity Financing (as defined below), at the Exercise Price described herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Definitions. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

     "Change of Control" shall mean the sale, conveyance or other disposition of all or substantially all of the Company's property, voting stock or business or the Company's merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term "Change of Control" shall not include (a) a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, (b) an equity financing in which the Company is the surviving corporation, (c) a transaction in which the stockholders of the Company immediately prior to the transaction own fifty percent (50%) or more of the voting power of the surviving corporation following the transaction.

     "Demand Date" means October 8, 2004.

     "Equity Financing" means the Company conducts a sale of capital stock with aggregate gross proceeds received, or to be received, by the Company of at least Two Million Five Hundred Thousand Dollars
($2,500,000).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Lien" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

     "Material Adverse Effect" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any occurrences relating to the economy of the United States in general and (ii) changes in trading prices for the Company's securities or for securities in general.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "SEC Documents" means the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC").

     "Subsidiary" (or plural, "Subsidiaries") means a Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests, or
(ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

     2.  Subordinated, Convertible Note and Warrant.

     2.1 Subordinated, Convertible Note. The Company shall issue to Purchaser the Note, substantially in the form attached hereto as Exhibit A, for the principal amount of ______________ Dollars
($___________).  The Note will include the following terms:

          (a)  the Note shall bear eight percent (8%) interest per annum;

          (b) prior to the Demand Date there is a Change of Control, the outstanding principal amount of the Note plus any accrued but unpaid interest automatically will convert into shares of Common Stock effective immediately prior to the Change of Control;

          (c) if prior to the Demand Date the Company closes an Equity Financing, Purchaser shall convert the outstanding principal amount of the Note plus any accrued but unpaid interest into shares of capital stock sold in the Equity Financing;

          (d) Purchaser may convert the outstanding principal amount of the Note plus any accrued but unpaid interest into shares of Common Stock (at the applicable Conversion Price set forth below) voluntarily at any time;

          (e) the Company shall make no principal or interest payments to Purchaser unless: (i) Purchaser demands payment of the Note following the Demand Date, or (ii) the Company elects to prepay the Note;

          (f) at anytime following the Demand Date, Purchaser may demand all of the outstanding principal balance and any accrued and unpaid interest be due and payable; and

          (g) the conversion price shall be (i) for the capital stock sold in an Equity Financing, the price per share paid by third party investors at the initial closing of the Equity Financing, or (ii) for any conversion into Common Stock, the lesser of: (y) the average closing price of the Common Stock as listed on the OTC Bulletin Board over the thirty (30) trading days immediately prior to the Closing Date ($0.____ per share as of _____________), or (z) the average closing price of the Common Stock as listed on the OTC Bulletin Board over the thirty (30) trading days immediately prior to the date of a Change of Control or the date of Purchaser's voluntary exercise of the Note (as applicable) (respectively, as applicable, the "Conversion Price"). For the purposes of this section, as may be applicable, the closing price of the Common Stock shall be the closing price as reported by the OTC Bulletin Board, the NASDAQ National Stock Market or other national stock exchange then carrying the listing of the Company's Common Stock

     2.2  Warrants.  The Company shall grant a warrant (the
"Warrant"), substantially in the form attached hereto as Exhibit B, to Purchaser entitling the holder to purchase forty percent (40%) of the amount invested in the Notes (_______________ Dollars ($______) in this case) worth of Company capital stock. The "Exercise Price" of the Warrant shall be equal to the applicable Conversion Price defined above.

     2.3 Closing. The consummation of this transaction (the "Closing") shall take place at the offices of the Company, 4136 Del Rey Ave, Marina Del Rey, California 90292, on _____________, or at such other time and place as the Company and Purchaser mutually agree in writing. The date on which the Closing takes place is referred to as the "Closing Date." At the Closing, the Company shall deliver to Purchaser a duly executed Note and a duly executed Warrant, with each to be registered in the name of Purchaser.

     3.  Actions with Respect to Proposed Equity Financing and Bridge
Financing.

     3.1 Equity Financing. In the event the Company closes an Equity Financing prior to the Demand Date and prior to the closing of a Bridge Financing as defined below, Purchaser shall convert the Note into, and the Warrant shall be exercisable solely for, shares of capital stock sold in the Equity Financing. Upon such conversion of the Note and upon any exercise of the Warrant, Purchaser shall have the same rights and privileges as those investors participating in the Equity Financing and shall become a party to any ancillary agreements executed in connection with the Equity Financing, including, but not limited to, a registration rights agreement.

     3.2 Bridge Financing. The Company is currently negotiating a bridge financing with certain outside investors (the "Outside Investors") in which the Company anticipates issuing convertible promissory notes (the "Bridge Notes") and warrants to purchase Common Stock (the "Bridge Warrants") in exchange for from $400,000 to $1,500,000 of new investment (the "Bridge Financing"). It is anticipated that this Note and Warrants purchased hereunder will become part of the Bridge Financing (if there is a closing of such Bridge Financing). In the Event the Bridge Notes or the Bridge Warrants are issued with terms more favorable to the Outside Investors (as determined by Purchaser in its sole discretion) than those terms contained in the Note or the Warrant, as the case may be, the Company and Purchaser agree that the Note or the Warrant, as the case may be, automatically shall be amended to reflect and include all the terms of the Bridge Notes or the Bridge Warrants, as the case may be and that the investment made hereby shall be deemed part of the Bridge Financing on all the terms of such Bridge Financing. The Company and Purchaser immediately shall cancel the Note or the Warrant and reissue corresponding Bridge Notes and Bridge Warrants (though without any reduction in the applicable warrant coverage percentage) and the Company and Purchaser shall execute such further documents as necessary to make Purchaser fully a party to the Bridge Financing. The amendment shall also provide that Purchaser will have a continuing right to participate in all future full or partial restructurings or modifications or amendments to the Bridge Note and Bridge Warrants. Purchaser hereby further acknowledges that though it is anticipated that this investment will convert into the Bridge Financing, Purchaser is making the investment today without regard to the minimum amount of investment stated in the proposed Bridge Financing and the Company has full access and authority to use for general corporate purposes the amounts invested hereunder.

     4. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to, and agrees with, Purchaser that, except as otherwise disclosed in the SEC Documents, the following representations and warranties in their entirety:

     4.1 Organization and Qualification. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

     4.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Note and Warrants has been taken or will be taken on or prior to the Closing. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     4.3 Valid Issuance. The Note, the Warrants and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants (collectively, the "Securities") have been duly authorized and, when issued, sold and delivered to Purchaser after payment therefore in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of Purchaser set forth at Section 4.6 of this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of all Liens or other encumbrances other than as set forth in the legends contained in
Section 4.8 of this Agreement.

     4.4 No Material Adverse Change. Except as set forth in the Company's SEC Documents and since the last such filing (a) there has been no material adverse change in the business, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, and (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     4.5 Access to Information. Prior to the Closing, the Company will provide to Purchaser and his professional representatives such information as such persons from time to time may reasonably request with respect to the Company and prior to the Closing shall permit Purchaser and his professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Company as Purchaser from time to time may reasonably request.

     4.6  Private Offering

     Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Securities, or of securities of the same or similar class as the Securities if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

     5.  Purchaser hereby represents and warrants to the Company that:

     5.1 Purchase Entirely for Own Account. The Securities to be purchased by Purchaser will be acquired for investment for Purchaser's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities purchased by him.

     5.2 Reliance Upon Purchaser's Representations. Purchaser understands that the issuance and sale of the Securities will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Purchaser's representations set forth herein. Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Purchaser has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Purchaser has no such present intention.

     5.3 Receipt of Information. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 40 of this Agreement or the right of Purchaser to rely thereon. No person other that the Company has been authorized to give any information or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     5.4 Investment Experience. Purchaser is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     5.5 Accredited Investor. Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     5.6 Restricted Securities. Purchaser understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Purchaser is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

     6.  Restricted Transferability.

     6.1 Legends. Each certificate or other document evidencing the Securities shall be endorsed with the legends set forth below, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

          (a)  The following legend under the Act:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL OF 5G WIRELESS COMMUNICATIONS INC., THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE."

          (b) Such other legends as may be required under state securities laws.

     6.2  Indemnification

          (a) The Company agrees to indemnify and hold Purchaser harmless from and against any losses, claims, damages or liabilities to which Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) a material breach of any term of this Agreement, the Note and the Warrants, or (ii) the material breach of any representation, warranty or covenant of this Agreement, the Note and the Warrants.
The Company will reimburse Purchaser for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by Purchaser to comply with his representations, warranties, covenants and agreements contained in this Agreement.

          (b) Purchaser agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or liabilities to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a material breach of any representation, warranty or covenant of this Agreement, the Note and the Warrants. Purchaser will reimburse the Company for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by the Company to comply with its representations, warranties, covenants and agreements contained in this Agreement.

     7.  Miscellaneous.

     7.1 Reasonable Efforts; Other Actions. Subject to the terms and conditions herein provided and applicable law, the Company and Purchaser shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.2 Interpretation tc "9.2 Interpretation" \f C \l 2 . When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to _____________. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

     7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor Purchaser shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other except as otherwise provided herein.

     7.4 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by Facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:

5G Wireless Communications, Inc.
4136 Del Rey  Ave
Marina Del Rey, CA  90292
Attention:  Don Boudewyn
Facsimile:  (310) 754-4004
Telephone:  (310) 754-3784

with a copy to:

Pillsbury Winthrop LLP
2550 Hanover Street
Palo Alto, California 94304
Attention:  Benjamin B. Quinones
Facsimile:  (650) 233-4545
Telephone:  (650) 233-4032

If to Purchaser:

See the address provided by Purchaser on the counter-part signature page.

     7.5 Survival. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations.

     7.6 Amendments and Waivers. This Agreement may be amended or modified only by a written instrument signed by the Company and Purchaser hereunder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.8 Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

     7.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles); provided, however, that neither this Agreement nor any provision hereof shall be construed for or against any party on the basis that such party drafted this Agreement or any provision hereof.

     7.10 Counterparts. This Agreement may be executed by facsimile copies and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


[The remainder of the page left intentionally blank]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMPANY

                                       5G Wireless Communications, Inc.


                                       By: /s/  Jerry Dix
                                       Name: Jerry Dix
                                       Title: President


                                       PURCHASER


                                       _________________________________
                                       Address:

                                       Telephone:
                                       Facsimile:
                                       E-mail:


                                    EXHIBIT A

                                   FORM OF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR
(2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.
5G WIRELESS COMMUNICATIONS, INC.

                                    FORM OF
                  CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$__________                                              ___________
                                           Marina Del Rey, California

1.  Principal and Interest.

     1.1  5G Wireless Communications, Inc., a Nevada corporation
(the "Company"), for value received, hereby promises to pay to the order of _____________________ (the "Holder") the amount of _________________ Dollars ($________). This Convertible Subordinated Promissory Note (the "Note") shall be subject to the terms and conditions of a certain Subordinated, Convertible Note and Warrant Agreement, entered into of even date herewith (the "Note and Warrant Agreement") by and between the Company and the Holder. Terms used herein and not otherwise defined shall have the meanings given to them in the Note and Warrant Agreement.

     1.2 The Note shall bear interest of eight percent (8%) per annum. Interest on the Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. All of the outstanding principal balance and any accrued and unpaid interest under the Note shall be due and payable on Holder's demand on the date that is twelve (12) months from the date hereof (the "Demand Date"). Commencing on the Demand Date, all principal and accrued interest hereunder shall be payable upon demand. All outstanding principal will continue to accrue interest until all of the outstanding principal balance and any accrued but unpaid interest is paid in full.

     1.3 Upon conversion of the principal and accrued interest hereunder into capital stock sold in an Equity Financing (referred to herein for convenience as the "Capital Stock") or common stock of the Company (the "Common Stock") pursuant to Section 5 hereof, this Note shall be terminated in its entirety and surrendered to the Company for cancellation.

     1.4 In the event the Bridge Financing is closed with terms more favorable to the Outside Investors than those terms contained in this Note, the Note shall, at the Holder's request, automatically be converted into a Bridge Note.

2.  Events of Default

     If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and accrued interest hereon immediately due and payable, by notice in writing to the Company:

     2.1 Default in the payment of the principal and accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

     2.2 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

     2.3 If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

     2.4  Any declared default of the Company under any Senior
Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior
Indebtedness is in fact accelerated by the holder;

     2.5 Failure by the Company to observe or perform any obligations of the Company to the Holder of the Note on or with respect to the transaction evidenced by the Note; or

     2.6 The institution of any proceeding for the dissolution or termination of the Company voluntarily, involuntarily, or by operation of law.

3.  Subordination

     The indebtedness evidenced by the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

     3.1  Senior Indebtedness.  As used in the Note, the term
"Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     3.2 Undertaking. By its acceptance of the Note, the Holder agrees to execute and deliver such documents, in such form and having such terms as are reasonably acceptable to the Holder, as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 3.

4.  Prepayment

     The Company may prepay the outstanding principal amount of the Note plus any accrued but unpaid interest prior to the Demand Date at any time.

5.  Conversion.

     5.1 Automatic Conversion. In the event of a Change of Control (hereinafter defined) prior to the Demand Date, then the outstanding principal and accrued interest hereunder shall be automatically converted into that number of fully paid and non-assessable whole shares of Common Stock, determined in accordance with
Section 5.3 hereof at the Common Stock Conversion Price (hereinafter defined) immediately prior to the consummation of the Change of Control. Upon such conversion, the Note shall be canceled.

     5.2  Conversion.

          (a) In the event the Company conducts a sale of Capital Stock with aggregate gross proceeds received, or to be received, by the Company of at least Two Million Five Hundred Thousand Dollars ($2,500,000) ( the "Equity Financing") prior to the Demand Date, then all of the outstanding principal and accrued interest hereunder automatically shall be converted into that number of fully paid and non-assessable whole shares of Capital Stock determined in accordance with Section 5.3 hereof at the applicable Conversion Price concurrently with the initial closing of the Equity Financing. Upon any such conversion, this Note shall be cancelled.

          (b) Following the date hereof, all or a portion of the outstanding principal and accrued interest hereunder may be converted into that number of fully paid and non-assessable whole shares of Common Stock determined in accordance with Section 5.3 hereof at the applicable Conversion Price. Upon any such conversion, the Note shall be canceled and reissued if applicable.

     5.3  Shares Issuable.  The number of whole shares of Capital
Stock or Common Stock into which the Note shall be converted pursuant to Sections 5.1 and 5.2 hereof shall be determined by dividing (a) the aggregate principal amount of the Note, together with all accrued interest to the date of conversion, by (b) the purchase price of (i) for the capital stock sold in an Equity Financing, the price per share paid by third party investors at the initial closing of the Equity Financing, or (ii) for any conversion into Common Stock, the lesser of: (y) the average closing price of the Common Stock as listed on the OTC Bulletin Board over the thirty (30) trading days immediately prior to the Closing Date ($0.____ per share as of ____________), or (z) the average closing price of the Common Stock as listed on the OTC
Bulletin Board over the thirty (30) trading days immediately prior to the date of a Change of Control or the date of Holder's voluntary exercise of the Note (respectively, as applicable, the "Conversion Price").

     5.4 Conversion Procedures. Holder may convert the Note below, in the following manners:

          (a)  Automatic Conversion Procedure for Change of
Control. Within twenty (20) business days prior to a Change of Control, the Company shall send written notice to the Holder of the Note, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the impending Change of Control. Written notice shall be delivered by the Company to the Holder of the Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, ten (10) days prior to the Change of Control, notifying holder that a Change of Control will be occurring, notifying the Holder of the conversion effected, specifying the Conversion Price, the principal amount of the Note and accrued interest that was converted, the date on which such conversion occurred, and calling upon such Holder to surrender the Note to the Company in the manner and at the place designated.

          (b)  Automatic Conversion Procedure For Equity
Financing. Within five (5) business days prior to the consummation of the Equity Financing, the Company shall send written notice to the Holder of this Note, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the impending Equity Financing. Such notice shall notify holder that an Equity Financing will be occurring, notify the Holder of the form of Capital Stock into which the Note shall be converted, specifying the Conversion Price, the principal amount of the Note and accrued interest that was converted, the date on which such conversion shall occur, and calling upon such Holder to surrender the Note to the Company in the manner and at the place designated.

          (c) Voluntary Conversion Procedure. At any time following the date hereof, Holder may deliver written notice to the Company, at the address of the Company's principal executive office, of the Holder's intent to convert the outstanding principal amount of the Note and accrued interest to the date of such conversion (or any portion thereof) into shares of Common Stock at the applicable Conversion Price. In connection with giving such notice, Holder shall surrender the Note to the Company.

     5.5 Delivery of Stock Certificates. Upon the conversion of the Note, the Company at its expense will issue and deliver to the Holder of the Note a certificate or certificates for the number of whole shares of Capital Stock or Common Stock, as applicable, issuable upon such conversion.

     5.6 Legends. Unless subject to an effective registration statement filed with the United States Securities and Exchange Commission, the stock certificate or certificates issued or issuable upon conversion of the Note shall be subject to a stop transfer order and the certificate or certificates evidencing such securities shall bear the following legend:

          (a)  The following legend under the Act:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

          (b) Such other legends as may be required under state or federal securities laws as determined in the opinion of Company counsel.

     5.7  No Fractional Shares.  No fractional shares of Capital
Stock or Common Stock shall be issued upon conversion of the Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of the Note, the Company shall pay to the Holder in cash the amount of outstanding principal hereunder that is not so converted.

     6. Reservation of Stock Issuable Upon Conversion. In the event of an Equity Financing, the Company shall at all times immediately prior to the consummation of any such Equity Financing reserve and keep available from its authorized and unissued shares of Capital Stock and Common Stock (issuable upon conversion thereof), solely for the purpose of effecting the conversion of the Note and the exercise of the Warrant, such number of its shares of Capital Stock and Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), as shall from time to time be sufficient to effect the conversion of the Note and the exercise of the Warrant; and if at any time following any such Equity Financing the number of authorized but unissued shares of Capital Stock or Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), shall not be sufficient to effect the conversion of the entire outstanding principal amount of and accrued interest on this Note and exercise of the Warrant, in addition to such other remedies as shall be available to the Holder of this Note, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Capital Stock or Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), to such number of shares as shall be sufficient for such purposes.

7.  Assignment

     Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder of the Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to which such rights, interests, and obligations were assigned shall have and exercise all of the Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of the Note.

8.  Waiver and Amendment

     Any provision of the Note may be amended, waived, or modified upon the written consent of the Company and Holder.

9.  Transfer of the Note or Securities Issuable Upon Conversion
Hereof.

     With respect to any offer, sale or other disposition of the Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel in a form reasonably satisfactory to the Company's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of the Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The
Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.  No Shareholder Rights

     Nothing contained in the Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of the Note or the interest represented hereby or the Capital Stock or Common Stock, as applicable (or Common Stock issuable upon conversion thereof), obtainable hereunder until, and only to the extent that, the Note shall have been converted.

11.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

12.  Charges, Taxes and Expenses

     Issuance of a certificate for shares of Common Stock upon the conversion of the Note shall be made without charge to the Holder for any issue or other incidental expense in respect of the issuance of such certificate, all of which expenses shall be paid by the Company, and such certificate shall be issued in the name of the Holder.

13.  Loss, Theft or Destruction of Note

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by the Note, stating that such Note is issued in replacement of the Note, making reference to the original date of issuance of the Note (and any successors hereto) and dated as of such cancellation, in lieu of the Note.

14.  Usury

     The Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision hereof or of the Note or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under the Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 14 shall never be superseded or waived and shall control every other provision of the Note and all other agreements between the Company and the Holder.

15.  Issue Date

     The provisions of the Note shall be construed and shall be given effect in all respects as if the Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which the Note is issued in replacement. The Note shall be binding upon any successors or assigns of the Company.

16.  Heading; References

     All headings used herein are used for convenience only and shall not be used to construe or interpret the Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

17.  Delays

     No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

18.  Severability

     If one or more provisions of the Note are held to be unenforceable under applicable law, such provision shall be excluded from the Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19.  No Impairment

     The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Note against impairment.


[Remainder of page intentionally left blank.]


     IN WITNESS WHEREOF, the Company has caused this Note to be issued this ______ day of _________________.



5 G WIRELESS COMMUNICATIONS, INC.



By: _________________________
Name: ______________________
Title: _______________________
4136 Del Rey Ave
Marina Del Rey, CA 90292
Tel.: (310) 754-4004
Fax: (310) 754-3784

                                       EXHIBIT B

                                     FORM OF WARRANT

THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                  FORM OF WARRANT AGREEMENT

     This Warrant Agreement (the "Agreement") dated as of
____________________ between 5G Wireless Communications, Inc., a
Nevada corporation (the "Company"), and ___________________ ("Holder").

     WHEREAS, Holder has lent the Company, through a demand promissory note, an aggregate amount of ________________ Dollars ($__________) (the "Note") pursuant to a certain Subordinated, Convertible Note and Warrant Agreement, entered into of even date herewith (the "Note and Warrant Agreement") by and between the Company and Holder. Terms used but not otherwise defined herein shall have the meaning set forth in the Note and Warrant Agreement.

     WHEREAS, pursuant to the Note and Warrant Agreement, the Company wishes to grant Holder a warrant (the "Warrant") entitling Holder to purchase an amount equal to forty percent (40%) of the amount invested pursuant to the Note and Warrant Agreement (in this case ___________ Dollars ($___________)) worth of the Capital Stock of the Company at the Exercise Price described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.  Issuance of Warrant Certificate

     The Warrant certificate to be delivered pursuant to this Agreement (the "Warrant Certificate") shall be executed on behalf of the Company by its Chief Executive Officer, President, or any Vice President under its corporate seal reproduced thereon and attested by its corporate Secretary or one of its assistant Secretaries. The Warrant
Certificate may be exchanged for any Bridge Warrants actually issued on identical terms.

     2.  Right to Exercise Warrant.

     Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Pacific Standard Time) on ______________ (the "Expiration Date") pursuant to the provisions set forth in this Agreement. Each Warrant not exercised on or before the Expiration
Date shall expire. Subject to the provisions of this Agreement, Holder shall have the right to exercise this Warrant into, and the Company shall issue and sell to Holder, Company Capital Stock at an initial price per share as follows: (i) in the event the Note is converted into an Equity Financing, this Warrant shall be exercisable for the stock issued in such Equity Financing at the price per share paid by third party investors at the initial closing of the Equity Financing, or (ii) in the event of any conversion of the Note into Common Stock, this Warrant may be exercised for Common Stock of the Company at a price per share equal to the conversion price of the Note.

     Upon surrender of such Warrant Certificate and payment of the Exercise Price by either cash or cashless exercise ("Net Issue Exercise"), the Company shall cause the number of Shares to be issued and delivered promptly to Purchaser or any other holder he may designate. In the event that upon any exercise of the Warrant evidenced hereby, the number of Shares purchased upon exercise shall be less than the total number of Shares underlying the Warrant there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Shares not purchased. The Warrant evidenced by a Warrant Certificate shall be exercisable at the election of the holder thereof, subject to the provisions of Sections 4 and 5 hereof.

          (a) Cash Exercise. The Warrant may be exercised by the holder by (i) the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder at the address of the holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Shares specified in the Notice of Exercise in lawful money of the United States of America. The Company agrees that such Shares shall be deemed to be issued to the holder as the record holder of such Shares as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for the Shares as aforesaid. A stock certificate or certificates for the Shares specified in the Notice of Exercise shall be delivered to the holder as promptly as practicable, and in any event within 10 days, thereafter. No adjustments shall be made on the Shares issuable on the exercise of the Warrant for any cash dividends paid or payable to holders of record of Common Stock or Capital Stock, as applicable, prior to the date as of which the holder shall be deemed to be the record holder of the Shares.

          (b) Net Issue Exercise. In lieu of exercising the Warrant pursuant to Section 2(a), the holder may elect to receive, without the payment by the holder of any additional consideration, shares equal to the value of the Warrant, or any portion thereof, by the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly executed, at the office of the Company.
Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock or Capital Stock, as applicable, as is computed using the following formula:

X = Y (A-B)
A

     where

     X = the number of Shares to be issued to the holder pursuant to this Section 2(b).

     Y = the number of Shares otherwise issuable under the Warrant Certificate or, if only a portion of the Warrant is being exercised, the portion of the Warrant Certificate being surrendered (as adjusted to the date of such calculation).

     A = if for Common Stock, the closing stock price of one share of Common Stock as reported by the OTC Bulletin Board on the trading day immediately prior to the date the Company receives the Notice of Election, or if for Capital Stock, the fair market value of one share of Capital Stock as determined by the Company's Board of Directors on the business day immediately prior to the date the Company receives the Notice of Election.

     B = the Exercise Price in effect under the Warrant at the time the Net Issue Election is made pursuant to this Section 2(b).

     3.  Reservation of Shares

     The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of the Warrant, the full number of Shares deliverable upon the exercise of the Warrant. The Company covenants that all Shares which may be issued upon exercise of the Warrant will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

     4.  Registration under the Securities Act of 1933 (the "Act")

     Purchaser represents and warrants to the Company that Purchaser is acquiring the Warrant for investment and with no present intention of distributing or reselling any of the Warrant. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

     Certificates for the Warrant or Shares shall also bear such legends as may be required from time to time by law.

     5.  Rule 144

     If the Company shall be subject to the reporting requirements of
Section 13 of the Securities Exchange Act of 1934 Act (the "1934 Act"), the Company will use its best efforts to file timely all reports required to be filed from time to time with the Commission (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Company under the Act). If there is a public market for any Shares of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of any holder of any Shares or Warrant, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said
Rule 144. The Company will furnish to each holder of any Shares or Warrant, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or
(c)(2,) as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable such holder to complete any Form 144 required to be flied with the Commission pursuant to said Rule 144.

     6. Adjustment of Exercise Price and Number of Shares and Class of Capital Stock Purchasable

     The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 6.

          (a)  Adjustment for Change in Capital Stock.  If the
Company: pays a dividend or makes a distribution on its Common Stock or Capital Stock, as applicable, in each case, in shares of its Common Stock or Capital Stock, as applicable; subdivides its outstanding shares of Common Stock or Capital Stock, as applicable, into a greater number of shares; combines its outstanding shares of Common Stock or Capital Stock, as applicable, into a smaller number of shares; makes a distribution on its Common Stock or Capital Stock, as applicable, in shares of its capital stock other than Common Stock or Capital Stock; or issues by reclassification of its shares of Common Stock or Capital Stock, as applicable, any shares of such capital stock; then the number and classes of Shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of Shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

          (b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets that reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company obligations under this Agreement. Upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of the Warrant would have owned immediately after the consolidation, merger or transfer if such holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

     7.  Notices to Company and Holder

     Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given in compliance with the Note and Warrant Agreement.

     8.  Supplements and Amendments

     The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

     9.  Successors

     All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     10.  Governing Law

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all proposes shall be governed by and construed in accordance with the laws of said State.

     11.  Counterparts

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.


HOLDER

5G Wireless Communications, Inc.


________________________
By: ________________________
Name: ______________________
Title:
_______________________
Address:

5 G Wireless Communications, Inc.
4136 Del Rey Ave.
Marina Del Rey, California 90292
Telephone:
Telephone:    (310) 754-3784
Facsimile:
Facsimile:  (310) 754-4004
E-mail:

                             5G WIRELESS COMMUNICATIONS INC.

                                  WARRANT CERTIFICATE

                                       No. _____

     This Warrant Certificate certifies that ______________________ ("Holder"), or his/her/its registered assigns, is the registered holder of a warrant (the "Warrant"), which shall expire on ______________ (the "Expiration Date"). The Warrant entitles Holder to purchase from the Company before 11:59 p.m. (Pacific Standard Time) on the "Expiration Date" ____________ Dollars ($_______) worth of fully paid and nonassessable shares of Common Stock, or in the event of an Equity Financing, shares of Capital Stock issued in such Equity Financing, at the initial Exercise Price for each Share, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, subject to the terms and conditions set forth herein. As used herein, "Share" or "Shares" refers to the Common Stock or Capital Stock and, where appropriate, to the other securities or property issuable upon exercise of the Warrant as provided for in the Warrant Agreement (as defined below) upon the happening of certain events. Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant Agreement.

     The Exercise Price and the number of Shares purchasable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. In the event that upon any exercise of the Warrant evidenced hereby, the number of Shares purchased shall be less than the total number of Shares underlying the Warrant evidenced hereby, there shall be issued to the holder hereof or his or her assignee a new Warrant Certificate evidencing the number of Shares not purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of the Warrant.

     The Warrant may be exercised after 11:59 P.M. (Pacific Standard
Time) on the Expiration Date. The Warrant evidenced hereby shall thereafter be void.

     The Warrant evidenced by this Warrant Certificate is issued pursuant to a Warrant Agreement, dated as of ______________ (the "Warrant Agreement") duly executed by the Company and Holder. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Warrant Certificates).

     The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

     THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed under its corporate seal.

5G Wireless Communications, Inc.
Holder

By: ______________________
Name: ___________________
Title: ____________________

                                  NOTICE OF EXERCISE

To:  5G WIRELESS COMMUNICATIONS INC.

The undersigned hereby elects to purchase _________________________ shares of Common Stock/Capital Stock of 5G WIRELESS COMMUNICATIONS, INC. ("Shares") pursuant to the terms of the attached Warrant
Certificate, and (check the appropriate box):

     - tenders herewith payment for the purchase of ______________________ shares of Common Stock/Capital Stock; and/or

     - elects to exercise Net Issue Exercise, as provided in
       Section 2(b) of the Warrant Agreement, for the purchase of ______________________ shares of Common Stock/Capital Stock.

In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or Capital Stock, as applicable to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Capital Stock, as applicable, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock or Capital Stock, as applicable, in the name of the undersigned or in such other name(s) as is specified below:

____________________________________________
____________________________________________
____________________________________________

Please issue a new Warrant Certificate for the unexercised portion of the attached Warrant Certificate in the name of the undersigned or in such other name(s) as is specified below:

____________________________________________
____________________________________________


HOLDER:

__________________________________
__________________________________
       Signature of Holder                      Date

__________________________________
____________________________________
       Printed Name of Holder                   Amount of Payment